Exhibit 99.1

Lifetime Brands, Inc. Reports First Quarter Financial Results

Reaffirms 2015 Sales Guidance of 3-6% Growth

GARDEN CITY, NY, — May 7, 2015 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the first quarter ended March 31, 2015.

•	Consolidated net sales were $117.7 million, as compared to consolidated net sales of $118.4 million for the corresponding period in 2014. In constant currency, net sales were $120.4 million, an increase of $2.0 million, or 1.7%, as compared to the corresponding 2014 period.

•	Gross margin was $44.9 million, or 38.2%, as compared to $44.3 million, or 37.4%, for the corresponding period in 2014.

•	Loss from operations was $2.2 million in both the 2015 and 2014 periods.

•	Net loss was $2.1 million, or $0.15 per diluted share, as compared to $2.9 million, or $0.22 per diluted share, in the corresponding period in 2014.

•	Adjusted net loss was $1.9 million, or $0.14 per diluted share, as compared to $1.7 million, or $0.13 per diluted share, in the corresponding period in 2014.

•	Consolidated EBITDA was $2.5 million, as compared to $3.7 million for the corresponding 2014 period.

•	Equity in earnings, net of taxes, was $288,000, as compared to equity in losses, net of taxes of $208,000, in the corresponding 2014 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“Lifetime’s financial results for the three months ended March 31, 2015, were in line with our expectations. Net sales in the first quarter were affected by the West Coast dockworkers slowdown, which prevented some shipments from reaching our distribution center in Fontana, California, by shifts in the timing of certain warehouse club promotions and by translation losses resulting from a weaker GBP/USD exchange rate. Excluding the effects of the dock slowdown and the weakness of the British Pound, net sales for the quarter would have increased by approximately 2.7% over the same period in 2014.

“Net sales for the U.S. Wholesale segment for the three months ended March 31, 2015 were $86.5 million, an increase of $0.8 million, or 0.9%, as compared to net sales of $85.7 million for the corresponding period in 2014.

“Net sales for the U.S. Wholesale’s Kitchenware product category were $54.6 million for the three months ended March 31, 2015, an increase of $2.7 million, or 5.2%, as compared to $51.9 million for the corresponding period in 2014. The increase in the Kitchenware product category reflects the strength of Tools & Gadgets and an improvement for Cookware.

“Net sales for the U.S. Wholesale’s Tableware product category were $19.3 million for the three months ended March 31, 2015, a decrease of $4.0 million, or 17.2%, as compared to $23.3 million for the corresponding period in 2014. The decrease in the Tableware product category was principally attributable to the timing of warehouse club programs in the current year.

“Net sales for U.S. Wholesale’s Home Solutions product category were $12.6 million for the three months ended March 31, 2015, an increase of $2.1 million, or 20.0%, as compared to $10.5 million for the three months ended March 31, 2014. The increase in the Home Solutions product category reflects the inclusion of Built NY, acquired in the first quarter of 2014, as well as successful new Pantryware programs.

“Net sales for the International segment were $25.4 million for the three months ended March 31, 2015, a decrease of $2.7 million, as compared to net sales of $28.1 million for the corresponding period in 2014. In local currency, net sales decreased approximately 1.0%. The decrease was in part due to a decline in export sales of kitchenware products as a result of the weakness in the European economy.

“Net sales for the Retail Direct segment were $5.8 million for the three months ended March 31, 2015, an increase of $1.2 million, as compared to net sales of $4.6 million for the corresponding period in 2014. The increase was primarily attributable to an increase in sales from the Mikasa.com Internet website.

“Our retailer partners generally are showing confidence in a strong Holiday selling season, which we see reflected in strong bookings and placements for products to be delivered later this year. Based on these indications, we currently forecast that, for the full year 2015, net sales are likely to increase by 3% to 6%, reaffirming the guidance we provided on our fourth quarter conference call. We expect our operating margin to be in the range of 4.5 to 5.5%.”

Conference Call

The Company has scheduled a conference call for Thursday, May 7, 2015 at 11:00 a.m. ET. The dial-in number for the conference call is (877) 280-4962 or (857) 244-7319 passcode #94839464. A replay of the call will also be available through Thursday, May 14, 2015 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #72789939. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, Cuisine de France®, Fred® & Friends, Guy Fieri®, Kitchen Craft®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Pedrini®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Kamenstein®, Bombay®, BUILT®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014

Net sales	$117,657	$118,411
Cost of sales	72,749	74,079

Gross margin	44,908	44,332
Distribution expenses	13,483	12,346
Selling, general and administrative expenses	33,596	34,183

Loss from operations	(2,171)	(2,197)
Interest expense	(1,431)	(1,390)
Financing expense	(154)	—
Loss on early retirement of debt	—	(319)

Loss before income taxes and equity in earnings	(3,756)	(3,906)
Income tax benefit	1,363	1,185
Equity in earnings (losses), net of taxes	288	(208)

NET LOSS	$(2,105)	$(2,929)

Weighted-average shares outstanding - basic	13,738	13,274

BASIC LOSS PER COMMON SHARE	$(0.15)	$(0.22)

Weighted-average shares outstanding - diluted	13,738	13,274

DILUTED LOSS PER COMMON SHARE	$(0.15)	$(0.22)

Cash dividends declared per common share	$0.0375	$0.0375

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

(unaudited)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,415	$5,068
Accounts receivable, less allowances of $6,375 at March 31, 2015 and $6,663 at December 31, 2014	78,761	107,211
Inventory	142,997	137,924
Prepaid expenses and other current assets	11,462	7,914
Deferred income taxes	420	—

TOTAL CURRENT ASSETS	237,055	258,117

PROPERTY AND EQUIPMENT, net	26,317	26,801
INVESTMENTS	27,970	28,155
INTANGIBLE ASSETS, net	101,851	103,597
OTHER ASSETS	4,539	4,732

TOTAL ASSETS	$397,732	$421,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$10,000	$10,000
Short term loan	480	765
Accounts payable	27,155	28,694
Accrued expenses	32,393	36,961
Deferred income taxes	2,551	2,293
Income taxes payable	60	5,156

TOTAL CURRENT LIABILITIES	72,639	83,869

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	20,303	20,160
DEFERRED INCOME TAXES	1,485	1,485
REVOLVING CREDIT FACILITY	85,279	92,655
CREDIT AGREEMENT TERM LOAN	32,500	35,000

STOCKHOLDERS’ EQUITY

Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 13,859,121 at March 31, 2015 and 13,712,081 at December 31, 2014	139	137
Paid-in capital	162,970	160,315
Retained earnings	35,078	37,703
Accumulated other comprehensive loss	(12,661)	(9,922)

TOTAL STOCKHOLDERS’ EQUITY	185,526	188,233

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$397,732	$421,402

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(2,105)	$(2,929)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts	18	50
Depreciation and amortization	3,555	3,613
Amortization of financing costs	149	149
Deferred rent	346	(274)
Deferred income taxes	—	(179)
Stock compensation expense	750	726
Undistributed equity in losses, net	(288)	208
Loss on early retirement of debt	—	319
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	27,355	19,218
Inventory	(6,468)	(3,068)
Prepaid expenses, other current assets and other assets	(3,593)	(3,755)
Accounts payable, accrued expenses and other liabilities	(4,407)	(10,197)
Income taxes payable	(5,071)	(2,947)

NET CASH PROVIDED BY OPERATING ACTIVITIES	10,241	934

INVESTING ACTIVITIES
Purchases of property and equipment	(1,431)	(1,156)
Kitchen Craft acquisition, net of cash acquired	—	(59,856)
Other acquisitions, net of cash acquired	—	(5,280)
Net proceeds from sale of property	25	—

NET CASH USED IN INVESTING ACTIVITIES	(1,406)	(66,292)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	61,523	78,657
Repayments of Revolving Credit Facility	(68,899)	(43,458)
Repayments of Senior Secured Term Loan	—	(20,625)
Proceeds from Credit Agreement Term Loan	—	50,000
Repayment of Credit Agreement Term Loan	(2,500)	—
Proceeds from Short Term Loan	37	—
Payments on Short Term Loan	(322)	—
Payment of financing costs	—	(1,375)
Proceeds from exercise of stock options	281	1,200
Cash dividends paid	(514)	(501)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(10,394)	63,898

Effect of foreign exchange on cash	(94)	736
DECREASE IN CASH AND CASH EQUIVALENTS	(1,653)	(724)

Cash and cash equivalents at beginning of period	5,068	4,947

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,415	$4,223

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the Four Quarters Ended March 31, 2015
Three months ended March 31, 2015	$2,519
Three months ended December 31, 2014	20,918
Three months ended September 30, 2014	16,470
Three months ended June 30, 2014	1,494

Total for the four quarters	$41,401

Consolidated EBITDA for the Four Quarters Ended March 31, 2014 (1)
Three months ended March 31, 2014	$3,660
Three months ended December 31, 2013	21,011
Three months ended September 30, 2013	15,067
Three months ended June 30, 2013	4,321

Total for the four quarters	$44,059

(1)	Consolidated EBITDA for the four quarters ended March 31, 2014 excludes the effect of a pro forma acquisition adjustment of $6.4 million.

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net income (loss) as reported	$(2,105)	$9,261	$(1,586)	$(3,202)
Subtract out:
Undistributed equity in (earnings) losses, net	(288)	1,364	5,193	(41)
Add back:
Income tax provision (benefit)	(1,363)	5,473	3,123	(1,586)
Interest expense	1,431	1,658	1,698	1,672
Loss on early retirement of debt	—	27	—	—
Financing expense	154	758	—
Intangible asset impairment	—	—	3,384	—
Depreciation and amortization	3,555	3,572	3,299	3,716
Stock compensation expense	750	2,360	694	713
Contingent consideration accretion	147	(4,115)	665	—
Permitted acquisition related expenses	238	560	—	97
Restructuring expenses	—	—	—	125

Consolidated EBITDA	$2,519	$20,918	$16,470	$1,494

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated EBITDA:

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net income (loss) as reported	$(2,929)	$9,388	$1,093	$(568)
Subtract out:
Undistributed equity in (earnings) losses, net	208	(332)	5,452	480
Add back:
Income tax provision (benefit)	(1,185)	6,182	3,869	(477)
Interest expense	1,390	1,256	1,280	1,149
Loss on early retirement of debt	319	102	—	—
Intangible asset impairment	—	—	—	—
Depreciation and amortization	3,613	2,708	2,517	2,667
Stock compensation expense	726	750	738	722
Contingent consideration accretion	—	—	—	—
Permitted acquisition related expenses	1,518	957	39	60
Restructuring expenses	—	—	79	288

Consolidated EBITDA	$3,660	$21,011	$15,067	$4,321

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, accretion of contingent consideration, acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended March 31,
	2015	2014

Net loss as reported	$(2,105)	$(2,929)
Adjustments:
Acquisition related expenses	238	1,518
Financing expenses	154	—
Loss on early retirement of debt	—	319
Income tax effect on adjustments	(157)	(657)

Adjusted net loss	$(1,870)	$(1,749)

Adjusted diluted loss per common share	$(0.14)	$(0.13)

Adjusted net loss in the three months ended March 31, 2015 excludes acquisition related expenses and financing expenses. Adjusted net loss in the three months ended March 31, 2014 excludes acquisition related expenses and the loss on retirement of debt.